EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Results for the Second Quarter of 2016

GREENSBORO, N.C., July 28, 2016 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported second quarter 2016 results with highlights as follows:

2nd Quarter 2016 Financial Highlights

  Net income available to common shareholders, excluding merger expenses and related tax benefits, increased to $1,739,000, or $0.34 per diluted common share, in the second quarter of 2016 from $1,572,000, or $0.32 per diluted common share, in the second quarter of 2015. (1.)
  Including merger expenses and related tax benefits, net income was $1,243,000, or $0.25 per diluted common share, in the second quarter of 2016.
  Book value per common share increased to $12.71 at June 30, 2016 from $12.18 at December 31, 2015 and $11.72 at June 30, 2015.
  Loans held for investment increased 4.8% during the second quarter of 2016 and are up 2.4% year-to-date.
  Average non-interest bearing demand deposits increased 19.0% in the second quarter of 2016 from average non-interest bearing demand deposits in the second quarter of 2015.
  Net interest margin on a fully-taxable basis increased to 3.73% in the second quarter of 2016 from 3.65% in the second quarter of 2015.
  Nonperforming assets declined to $9.3 million, or 1.32% of assets, at June 30, 2016 from $17.1 million, or 2.5% of assets, at June 30, 2015. Net loan loss charge-offs were $351,000 and $1,694,000 in the second quarters of 2016 and 2015, respectively.
  The Mortgage Division had net income of $285,000 in the second quarter of 2016 compared to net income of $649,000 in the second quarter of 2015.
  Carolina Bank Holdings, Inc. (Nasdaq:CLBH) entered into a definitive merger agreement with First Bancorp (Nasdaq:FBNC) on June 21, 2016. CLBH stockholders are scheduled to receive either 1.002 shares of FBNC common stock or $20 in cash for each share of CLBH common stock, subject to total consideration being 75% stock/25% cash.  Closing of the merger is contingent upon the receipt of required regulatory and shareholder approvals.

(1.) Net income available to common shareholders and diluted earnings per share, excluding merger expenses and related tax benefits, are not recognized under United States generally accepted accounting principles. These measures are calculated by excluding direct merger expenses, net of any reduction in income taxes, from net income.

Robert T. Braswell, President and CEO, commented, “I am pleased with our progress in building and improving our relationships with customers as evidenced by our growth in loans and non-interest bearing deposits during the second quarter. Excluding the impact of merger expenses, our net income in the second quarter of 2016, was the highest quarterly net income in three and a half years.”

“We have also made substantial improvements in our credit quality over the past few years which eliminated the need to make a provision for loan losses during the first six months of 2016. We believe that our strong credit culture and commitment to exceptional customer service compliment the similar efforts at First Bank. We are looking forward to a smooth merger with First Bank late this year or early next year and already see many future benefits for our customers and shareholders,” said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, one in Burlington, and two in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company’s stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company’s web site: www.carolinabank.com.

The information as of and for the quarter ended June 30, 2016 is unaudited.  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance or determinations and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, completion of our pending merger and successful merger integration, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	June 30,	December 31,
	2016	2015
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$6,869	$6,559
Interest-bearing deposits with banks	45,352	69,233
Bank term deposits	18,847	16,604
Securities available-for-sale, at fair value	45,610	47,360
Securities held-to-maturity (fair values of $14,988 in 2016 and $15,226 in 2015)	14,370	14,954
Loans held for sale	57,432	39,583
Loans	476,783	465,804
Less allowance for loan losses	(5,618)	(5,872)
Net loans	471,165	459,932
Premises and equipment, net	18,618	19,007
Other real estate owned	4,212	4,592
Bank-owned life insurance	12,024	11,843
Other assets	11,996	11,131
Total assets	$706,495	$700,798

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$140,717	$125,189
NOW, money market and savings	337,313	349,815
Time	121,118	132,303
Total deposits	599,148	607,307

Advances from the Federal Home Loan Bank	12,627	2,681
Securities sold under agreements to repurchase	47	47
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	10,943	10,014
Total liabilities	642,375	639,659

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares;
Series A preferred stock - none issued and outstanding	-	-
Series B convertible preferred stock - none issued and outstanding	-	-
Common stock, $1 par value; authorized 20,000,000 shares; issued
and outstanding 5,043,108 in 2016 and 5,021,330 in 2015	5,043	5,021
Additional paid-in capital	29,448	29,234
Retained earnings	28,518	26,174
Stock in directors' rabbi trust	(2,015)	(1,831)
Directors' deferred fees obligation	2,015	1,831
Accumulated other comprehensive income	1,111	710
Total stockholders’ equity	64,120	61,139
Total liabilities and stockholders’ equity	$706,495	$700,798

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
Interest income
Loans	$6,153	$6,025	$11,983	$12,017
Investment securities, taxable	325	325	717	663
Investment securities, non taxable	115	125	233	247
Interest from deposits in banks	140	65	294	126
Total interest income	6,733	6,540	13,227	13,053

Interest expense
NOW, money market, savings	227	237	466	476
Time deposits	246	287	508	599
Other borrowed funds	231	151	453	303
Total interest expense	704	675	1,427	1,378

Net interest income	6,029	5,865	11,800	11,675
Provision for loan losses	-	535	-	835
Net interest income after provision for loan losses	6,029	5,330	11,800	10,840
Non-interest income
Service charges	307	312	598	615
Mortgage banking income	2,879	3,721	4,582	6,628
Gain on sale of SBA loans	-	53	237	53
Other	83	42	141	115
Total non-interest income	3,269	4,128	5,558	7,411

Non-interest expense
Salaries and benefits	4,443	4,582	8,680	8,900
Occupancy and equipment	699	759	1,448	1,535
Foreclosed property expense	43	155	88	24
Professional fees	507	454	922	903
Outside data processing	277	265	551	539
FDIC insurance	108	130	201	261
Advertising and promotion	213	160	490	353
Stationery, printing and supplies	160	147	291	298
Merger expense	585	-	585	-
Other	419	449	828	830
Total non-interest expense	7,454	7,101	14,084	13,643

Income before income taxes	1,844	2,357	3,274	4,608
Income tax expense	601	691	930	1,313
Net income	1,243	1,666	2,344	3,295
Dividends and accretion on preferred stock	-	94	-	341
Net income available to common stockholders	$1,243	$1,572	$2,344	$2,954
Net income per common share
Basic	$0.25	$0.38	$0.47	$0.78
Diluted	$0.25	$0.32	$0.46	$0.70

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Second Quarter 2016
(unaudited)
	Quarterly					Years Ended
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
($ in thousands except for share data)	2016	2016	2015	2015	2015	2015	2014

EARNINGS
Net interest income	$6,029	5,771	6,081	5,889	5,865	23,645	23,257
Provision for loan losses	$-	-	(200)	450	535	1,085	1,436
NonInterest income	$3,269	2,289	2,591	3,641	4,128	13,643	9,413
NonInterest expense	$7,454	6,630	7,276	7,015	7,101	27,934	27,004
Net income	$1,243	1,101	1,036	1,436	1,666	5,767	3,346
Net income available to common stockholders	$1,243	1,101	1,036	1,436	1,572	5,426	2,413
Basic earnings per common share	$0.25	0.22	0.21	0.29	0.38	1.24	0.70
Diluted earnings per common share	$0.25	0.22	0.21	0.29	0.32	1.17	0.70
Average common shares outstanding	5,038,723	5,036,150	5,008,301	4,990,163	4,099,303	4,389,086	3,431,385
Average diluted common shares outstanding	5,042,626	5,041,038	5,019,056	5,000,352	4,988,938	4,620,411	3,433,603

PERFORMANCE RATIOS
Return on average assets *	0.71%	0.63%	0.59%	0.83%	0.96%	0.84%	0.50%
Return on average common equity ** *	7.89%	7.14%	6.79%	9.59%	11.38%	9.96%	6.05%
Net interest margin (fully-tax equivalent) *	3.73%	3.61%	3.79%	3.74%	3.65%	3.73%	3.80%
Efficiency ratio (excluding merger expenses)	72.89%	80.98%	83.05%	72.94%	70.38%	74.18%	81.78%
Efficiency ratio (excluding mortgage div/merger X)	67.93%	71.95%	75.06%	73.29%	69.79%	71.72%	71.73%
# full-time equivalent employees - period end	187	190	192	190	192	192	189

CAPITAL
Equity to period-end assets	9.08%	8.88%	8.72%	8.72%	8.55%	8.72%	7.75%
Common tangible equity to assets	9.08%	8.88%	8.72%	8.72%	8.55%	8.72%	6.13%
Tier 1 leverage capital ratio - Bank	9.94%	9.74%	9.71%	9.65%	9.24%	9.71%	9.11%
Tier 1 risk-based capital ratio - Bank	12.20%	12.62%	12.09%	11.66%	11.23%	12.09%	11.42%
Total risk-based capital ratio - Bank	13.82%	14.40%	13.81%	13.90%	13.21%	13.81%	13.67%
Book value per common share	$12.71	12.45	12.18	12.04	11.72	12.18	12.13

ASSET QUALITY
Net loan charge-offs (recoveries)	$351	(97)	1,495	(1,321)	1,694	1,733	2,579
Net charge-offs (recoveries) to average loans *	0.30%	-0.08%	1.29%	-1.15%	1.45%	0.37%	0.56%
Allowance for loan losses	$5,618	5,969	5,872	7,567	5,795	5,872	6,520
Allowance for loan losses to loans held invst.	1.18%	1.31%	1.26%	1.62%	1.26%	1.26%	1.38%
Nonperforming loans	$5,101	3,519	3,110	8,964	11,716	3,110	6,458
Performing restructured loans	$9,486	12,078	9,687	9,317	9,450	9,687	9,774
Other real estate owned	$4,212	4,587	4,592	5,073	5,352	4,592	5,610
Nonperforming loans to loans held for investment	1.07%	0.77%	0.67%	1.92%	2.54%	0.67%	1.37%
Nonperforming assets to total assets	1.32%	1.15%	1.10%	2.04%	2.50%	1.10%	1.78%

END OF PERIOD BALANCES
Total assets	$706,495	705,704	700,798	688,974	683,685	700,798	679,263
Total loans held for investment	$476,783	455,139	465,804	465,889	461,000	465,804	472,189
Total deposits	$599,148	601,073	607,307	596,489	592,719	607,307	594,898
Stockholders' equity	$64,120	62,687	61,139	60,098	58,460	61,139	52,655

AVERAGE BALANCES
Total assets	$706,633	702,473	692,522	684,917	699,101	689,842	664,812
Total earning assets	$663,082	657,915	646,158	633,304	654,317	643,031	620,996
Total loans held for investment	$470,021	466,301	463,285	459,538	465,914	465,163	462,870
Total non interest-bearing demand deposits	$141,092	129,367	125,279	119,074	118,577	118,355	94,618
Common stockholders' equity	$63,349	61,979	60,522	59,384	55,414	54,479	39,904

* annualized for all periods presented
**return on average common equity is computed using net income available to common stockholders

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Carolina Bank Holdings, Inc.
T. Allen Liles, EVP and CFO
Telephone: 336-286-8746
Email: a.liles@carolinabank.com